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                                                                   EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is entered into as of July 1st, 1996 by and between VideoGide, Inc., a Delaware corporation ("Company") and Douglas B. Macrae ("Employee").

                                   WITNESSETH:

        WHEREAS, the Employee has served Company in various capacities, most recently as PRESIDENT/C.E.O and Company desires to obtain the benefit of continued service by Employee, and Employee declare to render services to Company;

        WHEREAS, the Board of Directors of Company (the "Board") has determined that because of Employee's substantial experience and business relationships in connection with the business of Company and Employee's familiarity with technologies used and exploited by Company, it is in Company's best interest and that of its shareholder, Gemstar International Group Limited, a British Virgin Islands corporation ("GIGL"), to secure the services of Employee and to provide Employee certain additional benefits; and

        WHEREAS, Company and Employee desire to set forth in this Agreement the terms and conditions of Employee's employment with Company.

        NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

        1.      Term and Renewals.

                (a)     Initial Term.

                Company agrees to employ Employee and Employee agrees to serve Company, in accordance with the terms of this Agreement, for an initial term commencing July 1, 1996 and ending June 30, 2001 (the "Initial Term"), unless this Agreement is earlier terminated in accordance with the provisions which follow.

                (b)     Renewal.

                Upon expiration of the Initial Term, this Agreement shall be automatically renewed for consecutive terms of one additional year each (each a "Renewal Term"), unless either party gives notice, in writing, at least one (1) month prior to the expiration of the Initial Term or any Renewal Term of its desire to terminate this Agreement.

                If Company fails to acknowledge the commencement of a Renewal Term and thereby terminates this Agreement without first providing Employee with the advance

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        notice required by the this Section 1(b), such termination shall be treated as a termination Without Cause pursuant to Section 4(d) of this Agreement.

                (c)     Compensation Period, Current Term

                Each year of the term of this Agreement shall be a distinct and separate compensation period ("Compensation Period"). The current term of this Agreement, whether it is the Initial Term or a Renewal Term, shall be known as the "Current Term".

        2. Specific Position: Duties and Responsibilities. Company and Employee agree that, subject to the provisions of this Agreement, Company will employ Employee and Employee will serve Company as PRESIDENT/C.E.O, and Employee shall have such other additional duties reasonably consistent with his position and responsibilities as the Board of Directors of Company shall determine from time to time.

        Employee agrees to devote substantially all of his work-related time, energy and ability to the business of Company. Nothing herein shall prevent Employee, upon approval of the Board of Directors of Company, in its sole and absolute discretion, from serving as a director or trustee of other corporations or businesses which are not in competition with the business of Company or in competition with any affiliate of Company. Nothing herein shall prevent Employee from passively investing in real estate for his own account or from becoming a partner or a shareholder in any corporation, partnership or other venture not in competition with the business of Company or in competition with any affiliate of Company.

        Employee will be based in the Boston, Massachusetts area, but acknowledges that in fulfilling his duties and responsibilities under this Agreement, Company may require Employee to travel within and outside the United States and to render services or attend meetings during evenings and weekends.

        3.      Compensation.

                (a)     Compensation

                During the term of this Agreement, Company agrees to pay Employee a salary at the rate of $ 15,584 per month; provided however, the Company in its sole and absolute discretion shall have the right to limit Employee's duties, responsibilities and time commitments to the Company accompanied by a proportionate reduction in salary as reasonably determined by the Company; provided further, however, that in no event shall the compensation in any Compensation Period be less than $10,000. Such salary shall be earned monthly and shall be payable in periodic installments no less frequently than monthly in accordance with Company's customary practices. Amounts payable shall be reduced by standard withholding and other authorized deductions.

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                At the commencement of the second Compensation Period and each
        Compensation Period thereafter during the term, the salary shall be adjusted by adding to the salary for the previous Compensation Period the amount obtained by multiplying the salary for the previous Compensation Period by the positive percentage, if any, equal to the COLA Percentage; provided, however, that in no event shall the salary increase by more than 5% over the salary for the previous Compensation Period.

                For purposes of this subsection 3(a), the "COLA Percentage" means the percentage by which the level of the Consumer Price Index for the Los Angeles - Long Beach - Anaheim Metropolitan Area, as reported by the Bureau of Labor Statistics of the United States Department of Labor as of the last day of the previous Compensation Period, has increased from its level as of the prior anniversary of the effective date of this Agreement.

                (b)     Additional Benefits.

                Employee shall also be entitled to all rights and benefits for which Employee is otherwise eligible under any bonus, incentive, participation, stock option or extra compensation plan, pension plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy or other plan or benefit that Company its subsidiaries or affiliates may provide for Employee or (provided Employee is eligible to participate therein) for employees of Company generally, as from time to time in effect, during the term of this Agreement (collectively, "Additional Benefits"). The Additional Benefits shall be provided at the level commensurate with the office held at the time and shall recognize for vesting and eligibility purposes (but not for purposes of calculating Employee's age or for benefit accrual purposes) Employee's prior service with Company to the extent (if any) that such prior service is recognized under any such plans.

                Notwithstanding the foregoing, this Agreement shall not be deemed to amend or otherwise affect the provisions of any other compensation, retirement or other benefit program or plan of Company or its subsidiaries or affiliates, but in no event shall Employee be entitled to benefits under both a Company (or affiliate) plan and a comparable plan of any other entity and in no event shall Employee be entitled to duplicative benefits under any plans of Company and/or its affiliates or such other entities.

                (c)     Vacation.

                Employee shall be entitled to 4 weeks of paid vacation each Compensation Period.

                (d)     Other Benefits.

                Employee will, from time to time, receive such other benefits as he may reasonably request which are commensurate with Employee's position and facilitate performance of his duties under this Agreement.

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        4.      Termination. The compensation and other benefits provided to
Employee pursuant to this Agreement, and the employment of Employee by Company, shall be terminated prior to expiration of the term of this Agreement only as provided in this Section 4:

                (a)     Disability.

                In the event that Employee shall fail, because of illness, incapacity or injury which is determined to be total permanent by a physician selected by Company or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably) to render for one consecutive month or for shorter periods aggregating 45 or more business days in any twelve
        (12)-month period, the services contemplated by this Agreement, Employee's employment hereunder may be terminated by written notice of termination from Company to Employee.

                (b)     Death.

                In the event of Employee's death during the term, Company shall pay to such person or persons as Employee shall have directed in writing or, in the absence of a designation, the estate of Employee (the "Beneficiary") all of Employee's previously earned salary and Additional Benefits. This Agreement in all other respects will terminate upon the death of Employee except as otherwise expressly provided.

                (c)     For Cause.

                Employee's employment hereunder shall be terminated and all of his unearned rights to receive salary and (subject to the terms of any plans relating thereto) Additional Benefits hereunder in respect of any period after such terminations, shall immediately terminate upon a determination by Company, acting in good faith based upon actual knowledge at such time, that Employee (i) is engaging or has engaged in acts of fraud, material dishonesty or other acts of willful misconduct that have had a material adverse effect on the business of Company, (ii) has repeatedly and willfully refused to perform his significant duties hereunder after notice, (iii) has habitually abused any substance (such as narcotics or alcohol) and such abuse has had a material adverse effect on the performance of his duties or (iv) has been convicted of, or plead guilty to, an act constituting a felony.

        5. Business Expenses. During the term of this Agreement, Company shall reimburse Employee promptly for reasonably business expenditures upon provision of appropriate receipts.

        6. Inventions and Patents. All inventions, designs, improvements, patents, copyrights, and discoveries conceived by Employee during the term of this Agreement which may be competitive with or related to existing products or services of Company or its affiliates or products or services under development by Company or its affiliates, shall be the property of Company. Employee will promptly and fully disclose to Company all such inventions, designs,

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improvements, and discoveries (whether developed individually or with other persons) and shall take all steps necessary and reasonably required to assure Company's ownership thereof and to assist Company in protecting or defending Company's proprietary rights therein. All other inventions, designs, improvements, patents, copyrights, and discoveries conceived by Employee during the term of this Agreement shall be the property of Employee.

        7.      MISCELLANEOUS.

                (a) Succession; Survival.

                This Agreement shall inure to the benefit of and shall be binding upon Company, its successors and assigns, but without the prior written consent of Employee this Agreement may not be assigned other than to an affiliate of Company or in connection with a merger or sale of substantially all the assets of Company or a similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of Company hereunder. The obligations and duties of Employee hereunder are personal and otherwise not assignable. Employee's obligations and representations under subsections 7(f) and 7(g) of this Agreement will survive the termination of Employee's employment, regardless of the manner of such termination.

                (b) Notices.

                Any notice or other communication provided for in this Agreement shall be in writing and sent, if to Company, to its office at:

                VideoGuide, Inc.
                209 Burlington Road
                Bedford, Massachusetts 01730
                Facsimile: (617) 276-8917
                Attention: HUMAN RESOURCES

                with a copy to:

                Gemstar Development Corporation
                Suite 800
                135 North Los Robles Ave.
                Pasadena, California 91101
                Facsimile: (818) 792-4051
                Attention: General Counsel

        or at such other address as Company may from time to time in writing designate, and if to Employee at such address as Employee may from time to time in writing designate (or Employee's business address of record in the absence of such designation). Each such notice or other communication shall be effective (i) if given by telecommunication, when

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        transmitted to the applicable number so specified in (or pursuant to)
        this Section 7(b) and an appropriate answer back is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

                (c) Entire Agreement; Amendments.

                This Agreement contains the entire agreement of the parties relating to the subject matter hereof and it supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by Company or its affiliates. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and, on behalf of Company, by a senior executive officer after approval thereof by the Board of Directors.

                (d) Waiver.

                No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single o? partial exercise preclude any further or other exercise of such right or any other right.

                (e) Choice of Law.

                This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties or the subject matter hereof shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, to the extent permitted by law.

                (f) Confidentiality; Proprietary Information.

                Employee agrees to not make use of, divulge or otherwise disclose, directly or indirectly any trade secret or other confidential or proprietary information concerning the business (including but not limited to its products, employees, services, practices or policies) of Company or any of its affiliates of which Employee may learn or be aware as a result of Employee's employment during the Term or prior thereto as shareholder, employee, officer or director of or consultant to Company and its predecessors, except to the extent such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of Company's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized in writing by Company. The provisions of this subsection (g) shall survive the expiration, suspension or termination, for any reason, of this Agreement.

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                (g) Trade Secrets.

                Employee, prior to and during the term of employment, has had and will have access to and become acquainted with various trade secrets, consisting of software, plans, formulas, patterns, devices, secret inventions, processes, customer lists, contracts, and compilations of information, records and specifications, which are owned by Company or by its affiliates and regularly used in the operation of their respective businesses and which may give Company an opportunity to obtain an advantage over competitors, who do not know or use such trade secrets. Employee agrees and acknowledges that Employee has been granted access to these valuable trade secrets only by virtue of the confidential relationship created by Employee's employment and Employee's prior relationship to, interest in and fiduciary relationships to Company and its predecessors. Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment by Company and for its benefit.

                All records, files, documents, drawings, specifications, software, equipment, and similar items relating to the business of Company or its affiliates, including without limitation all records relating to customers (the "Documents"), whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Company or such affiliates and shall not be removed from the premises of Company or its affiliates under any circumstances whatsoever without the prior consent of a senior executive officer of Company. Upon termination of employment, Employee agrees to promptly deliver to Company all Documents in the possession or under the control of Employee.

                (h) Noncompetition.

                Employee agrees that, during the term of this Agreement or renewal in accordance with section 1.(b) above, or for a period of three years thereafter, he will not, directly or indirectly, without the prior written consent of the Board of Directors of the Company given after termination or expiration of this Agreement, provide consultative service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise with, any business, individual, partner, firm, corporation, or other entity which is then in competition or competitive with, in any manner whatsoever, the business of the Company or any of its affiliates, or any present affiliate of the Company. It is expressly agreed that the Company will or would suffer irreparable injury if Employee were to compete with the business of the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction. Employee consents and stipulates to the entry of such injunctive relief in such a court prohibiting him from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

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                (i) Severability.

                If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

                (j) Withholding; Deductions.

                All compensation payable hereunder, including salary and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

                (k) Section Headings.

                Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                (l) Counterparts.

                This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

                (m) Representation By Counsel; Interpretation.

                Employee acknowledges that he either has been represented by counsel, or has elected not to be so represented notwithstanding Company's suggestion that Employee be so represented, in connection with this Agreement and the matters contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

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                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                             "Company"

                                             VIDEOGUIDE, INC.


                                             /s/ Thomas E. Ward
                                             ---------------------------------
                                             By: Thomas E. Ward
                                                ------------------------------
                                             Its: Vice President
                                                 -----------------------------


                                             "Employee"


                                             /s/ Douglas B. Macrae
                                             ---------------------------------
                                             Douglas B. Macrae

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